UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    August 12, 2011

Lexicon Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30111	76-0474169
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Technology Forest Place
The Woodlands, Texas 77381
(Address of principal executive
offices and Zip Code)

(281) 863-3000
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)    On August 12, 2011, our stock option agreements and restricted stock unit agreements with each of our officers were amended to provide that neither (a) our securities purchase agreement with Invus, L,P. dated June 15, 2007, as amended and supplemented (the “Purchase Agreement”), or (b) our stockholders' agreement with Invus, L.P., dated June 15, 2007, as amended or supplemented (the “Stockholders' Agreement”), nor the consummation of the transactions contemplated by the Purchase Agreement or Stockholders' Agreement (including, without limitation, the acquisition by Invus and its affiliates of shares of our common stock pursuant to any rights offering which we may be required to initiate at the election of Invus, L.P. and its affiliate, Invus C.V. (collectively, “Invus”), pursuant to the terms of the Purchase Agreement) will constitute a “change in control” or result in vesting of any stock option or restricted stock unit under such stock option agreements and restricted stock unit agreements.
The form of amendment is attached to this current report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 8.01    Other Events

We intend to file a post-effective amendment on Form S-1 to our currently effective registration statement on Form S-3 in order to facilitate the issuance of subscription rights and shares of our common stock issuable upon exercise of such subscription rights in the event Invus elects to exercise its rights to require us to initiate a rights offering pursuant to the terms of the Purchase Agreement. Such post-effective amendment does not indicate that Invus has made a decision to exercise its rights and there can be no assurance that Invus will make any determination to require us to initiate a rights offering in the future.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Description
10.1	—	Form of Amendment to Stock Option Agreements and Restricted Stock Unit Agreements with Officers under the Equity Incentive Plan

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lexicon Pharmaceuticals, Inc.

Date: August 12, 2011	By:	/s/ Brian T. Crum
Brian T. Crum
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	—	Form of Amendment to Stock Option Agreements and Restricted Stock Unit Agreements with Officers under the Equity Incentive Plan